                                                                    EXHIBIT 4.02

                          SCHEDULE OF OMITTED DETAILS

     The following schedule presents the terms governing exerciseability and vesting schedules omitted from the form of Stock Option Agreement filed as
Exhibit 4.02 to the Registration Statement on Form S-8 filed by VERITAS Software Corporation on April 4, 2003. The information omitted from the exhibit appears in Sections 1.8, 1.10 and 1.11 of the respective option agreement forms derived from the form of Stock Option Agreement filed with the registration statement. Each row of the table below represents one of such forms, and the omitted text from each of the noted sections is reproduced in its entirety.

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    SECTION 1.8: TIME OF       SECTION 1.10: VESTING
          EXERCISE                     TYPE                                   SECTION 1.11: VESTING SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
"At the time and to the       "1 year ratably (see      "The Shares subject to the Option shall vest (i.e., the Company's right to
extent your rights have       Section 1.11)"            repurchase the Shares at the original Purchase Price will lapse) in
vested pursuant to Sections                             accordance with the Vesting Type designated on the first page hereof as
1.10 and 1.11, during Term                              follows:
of Option (see Section 2.3)"
                                                        1 year ratably: Shares subject to the Option will vest monthly over a one-year period beginning on the Vesting Start Date. Accordingly, such shares will vest at a monthly rate of 8.33333% of the total number of the
                                                        Shares subject to the Option (rounded down to the nearest whole number)
                                                        (such that on the first anniversary of the Vesting Start Date, 100% of the
                                                        Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------
"At the time and to the       "2 yrs ratably (see       "The Shares subject to the Option shall vest (i.e., the Company's right to
extent your rights have       Section 1.11)"            repurchase the Shares at the original Purchase Price will lapse) in
vested pursuant to Sections                             accordance with the Vesting Type designated on the first page hereof as
1.10 and 1.11, during Term                              follows:
of Option (see Section 2.3)"
                                                        2 years ratably: Shares subject to the Option will vest monthly over a two-year period beginning on the Vesting Start Date. Accordingly, such shares will vest at a monthly rate of 4.16667% of the total number of the
                                                        Shares subject to the Option (rounded down to the nearest whole number)
                                                        (such that on the second anniversary of the Vesting Start Date, 100% of the
                                                        Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------
"At the time and to the       "4 years, 1-year cliff    "The Shares subject to the Option shall vest (i.e., the Company's right to
extent your rights have       (see Section 1.11)"       repurchase the Shares at the original Purchase Price will lapse) in
vested pursuant to Sections                             accordance with the Vesting Type designated on the first page hereof as
1.10 and 1.11, during Term                              follows:
of Option (see Section 2.3)"
                                                        4 years, 1-year cliff: Twenty-five percent (25%) of the Shares subject to the Option will vest on the first anniversary of the Vesting Start Date (the
                                                        "First Anniversary"). The balance of the Shares subject to the Option (i.e., the remaining seventy-five percent (75%)) will vest monthly over a three-year period beginning on the date which is one month after the First
                                                        Anniversary. Accordingly, such balance of the Shares will vest, from and after the date which is one month after the First Anniversary, at a monthly rate of 2.08333% of the total number of the Shares subject to the Option
                                                        (rounded down to the nearest whole number) (such that on the fourth anniversary of the Vesting Start Date, 100% of the Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------
"Anytime during Term of       "2 yrs ratably (see       "The Shares subject to the Option shall vest (i.e., the Company's right to
Option (see Section 2.3)      Section 1.11)"            repurchase the Shares will lapse) in accordance with the Vesting Type
and after Date of Grant"                                designated on the first page hereof as follows:

                                                        2 years ratably: Shares subject to the Option will vest monthly over a two-year period beginning on the Vesting Start Date. Accordingly, such shares will vest at a monthly rate of 4.16667% of the total number of the
                                                        Shares subject to the Option (rounded down to the nearest whole number)
                                                        (such that on the second anniversary of the Vesting Start Date, 100% of the
                                                        Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------
"Anytime during Term of       "2 yrs ratably (see       "The Shares subject to the Option shall vest (i.e., the Company's right to
Option (see Section 2.3)      Section 1.11)"            repurchase the Shares at the original Purchase Price will lapse) in
and after Date of Grant"                                accordance with the Vesting Type designated on the first page hereof as follows:

                                                        2 years ratably: Shares subject to the Option will vest monthly over a two-year period beginning on the Vesting Start Date. Accordingly, such shares will vest at a monthly rate of 4.16667% of the total number of the
                                                        Shares subject to the Option (rounded down to the nearest whole number)
                                                        (such that on the second anniversary of the Vesting Start Date, 100% of the
                                                        Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------
"Anytime during Term of       "4 years, 1-year cliff    "The Shares subject to the Option shall vest (i.e., the Company's right to
Option (see Section 2.3)      (see Section 1.11)"       repurchase the Shares will lapse) in accordance with the Vesting Type
and after Date of Grant"                                designated on the first page hereof as follows:

                                                        4 years, 1-year cliff: Twenty-five percent (25%) of the Shares subject to the Option will vest on the first anniversary of the Vesting Start Date (the
                                                        "First Anniversary"). The balance of the Shares subject to the Option (i.e., the remaining seventy-five percent (75%)) will vest monthly over a three-year period beginning on the date which is one month after the First
                                                        Anniversary. Accordingly, such balance of the Shares will vest, from and after the date which is one month after the First Anniversary, at a monthly rate of 2.08333% of the total number of the Shares subject to the Option
                                                        (rounded down to the nearest whole number) (such that on the fourth anniversary of the Vesting Start Date, 100% of the Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    SECTION 1.8: TIME OF       SECTION 1.10: VESTING
          EXERCISE                     TYPE                                   SECTION 1.11: VESTING SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
"Anytime during Term of       "4 years, 1-year cliff    "The Shares subject to the Option shall vest (i.e., the Company's right to
Option (see Section 2.3)      (see Section 1.11)"       repurchase the Shares at the original Purchase Price will lapse) in
and after Date of Grant"                                accordance with the Vesting Type designated on the first page hereof as follows:

                                                        4 years, 1-year cliff: Twenty-five percent (25%) of the Shares subject to the Option will vest on the first anniversary of the Vesting Start Date (the
                                                        "First Anniversary"). The balance of the Shares subject to the Option (i.e., the remaining seventy-five percent (75%)) will vest monthly over a three-year period beginning on the date which is one month after the First
                                                        Anniversary. Accordingly, such balance of the Shares will vest, from and after the date which is one month after the First Anniversary, at a monthly rate of 2.08333% of the total number of the Shares subject to the Option
                                                        (rounded down to the nearest whole number) (such that on the fourth anniversary of the Vesting Start Date, 100% of the Shares shall be vested)."
------------------------------------------------------------------------------------------------------------------------------------

     This schedule sets forth the only material details in which the document filed herewith differs from the actual forms of Stock Option Agreements used by Jareva Technologies, Inc. under its 2000 Stock Plan.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                               DESIGN2DEPLOY, INC.

                                 2000 STOCK PLAN

                             STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT. You, the Optionee named below, have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Design2Deploy, Inc., 2000 Stock Plan ("the Plan") and this agreement, including Section 2, "Terms and Conditions", following the signature page, and including Exhibits ______ hereto ("the Stock Option Agreement").

Unless otherwise defined herein, capitalized terms used in this Stock Option Agreement shall have the same meanings as in the Plan. This Stock Option Agreement sets forth the basic terms of your Option and your rights with respect to the Shares subject to the Option. These basic terms are subject to and are to be interpreted in accordance with the Plan.

         1.1      DATE OF GRANT. __________, 20___

         1.2      OPTIONEE'S NAME. _________________________________________

         1.3      OPTIONEE'S SOCIAL SECURITY NUMBER. ________-______-________

         1.4      CHECK HERE IF OPTIONEE IS A TEN PERCENT STOCKHOLDER. ______

         1.5      TYPE OF OPTION. __ Incentive Stock Option

                                  __ Nonstatutory Stock Option

         1.6      NUMBER OF SHARES SUBJECT TO OPTION. ______________________

         1.7      PURCHASE PRICE PER SHARE. $__________

         1.8      TIME OF EXERCISE. [Omitted]

         1.9      VESTING START DATE. __________, 20__

         1.10     VESTING TYPE. [Omitted]

         1.11     VESTING SCHEDULE. [OMITTED]

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THIS STOCK OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS AND STOCK ACQUISITION AGREEMENT.

Dated: __________________________

                                    OPTIONEE

                                    ___________________________________
                                    Print Name

                                    ___________________________________
                                    Signature

                                    COMPANY

                                    ___________________________________

                                    By:________________________________

                                    Its:_______________________________

2.       TERMS AND CONDITIONS.

         2.1 VESTING. Your rights in Shares subject to your Option vest (i.e., the Company's right to repurchase the Shares at the original Purchase Price will lapse) during your Service as specified in Sections 1.10 and 1.11 of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason.

         2.2 SERVICE; LEAVES OF ABSENCE. Your Service shall cease when you cease to be in Service as a Key Contributor, as determined in the sole discretion of the Board. For purposes of your Option, your Service does not terminate when you take a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave of absence provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether your Option is entitled to Incentive Stock Option status, your Service will be treated as terminating ninety (90) days after your leave of absence began, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave of absence ends, unless you immediately return to active work. The Company determines which leaves of absence count toward Service, and when your Service terminates for all purposes under the Plan.

         2.3 TERM OF OPTION. Your Option expires on the day before the tenth anniversary of the Date of Grant (fifth anniversary for a Ten Percent Stockholder), and will expire earlier if your Service terminates as follows:

                  2.3.1 REGULAR TERMINATION. If your Service terminates for any reason except Cause, death or Total and Permanent Disability, your Option will expire at the close of business at Company headquarters on the date three
(3) months after the date your Service terminates. During that three (3) month period, you may exercise your Option with respect to Shares in which your rights were vested on the date your Service terminated.

                  2.3.2 CAUSE. If your Service terminates for Cause, your Option will expire at the close of business at Company headquarters on the date seven (7) days after the date your Service terminates. For purposes of this
Section 2.3.2, "Cause" means any of the following: (i) your continued failure to perform substantially your duties, as assigned to you by the Company (other than as a result of sickness, accident or similar cause beyond your reasonable control), after you have received a written warning and have been given thirty
(30) days to improve; (ii) your willful and material misconduct, which is demonstrably and materially injurious to the Company or any Subsidiary, including willful and material failure to perform your duties as an officer or employee of the Company or any Subsidiary; (iii) conviction of or plea of nolo contendere to a felony; (iv) conviction of an act of fraud against, or the misappropriation of property belonging to, the Company or any Subsidiary, or any employee, customer or supplier of the Company or any Subsidiary; (v) any material breach of this Agreement or any employment agreement, confidentiality agreement or proprietary information and inventions agreement between you and the Company; or (vi) as otherwise defined or utilized for purposes of applicable state law.

                  2.3.3 DEATH. If you die while in Service, your Option will expire at the close of business at Company headquarters on the date six (6) months after the date of death. During that six (6) month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

                  2.3.4 TOTAL AND PERMANENT DISABILITY. If your Service terminates because of your Total and Permanent Disability, your Option will expire at the close of business at Company headquarters on the date six (6) months after the date your Service terminates. During that six (6) month period, you may exercise your Option with respect to Shares in which your rights were vested on the date of your Total and Permanent Disability. If your Total and Permanent Disability is not expected to result in death or to last for a continuous period of at least six (6) months, your Option will be eligible for Incentive Stock Option tax treatment only if it is exercised within three (3) months following the termination of your Service.

         2.4      EXERCISE OF OPTION.

                  2.4.1    RESTRICTIONS ON EXERCISE OF OPTION AND TRANSFER OF
         SHARES.

                  (i)      Not Used.

                  (ii) If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of Option exercise that the Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                  2.4.2 METHOD OF EXERCISE. To exercise your Option, you must sign the Stock Acquisition Agreement, attached hereto as Exhibit A (the "Stock Acquisition Agreement"), and deliver the signed Stock Acquisition Agreement, together with full payment of the Purchase Price, to the Company at the address given on the Stock Acquisition Agreement. Without limitation, your Option and the Shares subject to your Option are subject to the terms and conditions of the Stock Acquisition Agreement. Your exercise will be effective when both the signed Stock Acquisition Agreement and the Purchase Price are received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

                  2.4.3 FORM OF PAYMENT. When you submit the Stock Acquisition Agreement, you must include payment of the aggregate Purchase Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                  (i) Your personal check, a cashier's check or a money order.

                  (ii) Shares of Stock which you have owned for six months and which are surrendered to the Company. The value of such Stock, determined as of the effective date of the Option exercise, will be applied to the Purchase Price.

                  (iii) To the extent that a public market for Stock exists as determined by the Company, by delivery (on a form approved by the Company) of an irrevocable direction to a securities broker to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Purchase Price.

                  (iv) Any other form of legal consideration approved by the Board, including, but not limited to, your full-recourse promissory note.

                  2.4.4 WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of the Option or the sale of Shares acquired upon exercise of your Option.

         2.5      [VARIES / NOT USED].

         2.6 MARKET STAND-OFF. In connection with the Company's initial public offering, you shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, nor shall you sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. By signing this Stock Option Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section 2.6, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

         2.7 TRANSFER OF OPTION. Prior to your death, only you may exercise your Option. You have no right to transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

         2.8 NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any Subsidiary) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason or for no reason, with or without Cause.

         2.9 STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company until you become entitled to receive Shares by delivering to the Company a signed Stock Acquisition Agreement and paying the Purchase Price.

         2.10 ADJUSTMENTS TO COMMON STOCK. Your rights upon a stock split, a stock dividend or a similar change in the Company's Stock or upon a merger, consolidation or other reorganization of the Company are set forth in the Plan.

         2.11 LEGENDS. All certificates representing the Shares issued upon exercise of your Option shall, where applicable, have endorsed thereon the following legends:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND RIGHTS OF REPURCHASE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."

         2.12 APPLICABLE LAW. This Stock Option Agreement will be interpreted and enforced under the laws of the State of California.

         2.13 INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Stock Option Agreement by reference.

         This Stock Option Agreement, including the applicable Exhibits thereto, and the Plan constitute the entire understanding between you and the Company regarding your Option. Any other agreements, commitments or negotiations concerning your Option are superseded.

BY SIGNING THIS STOCK OPTION AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ SECTION 6 OF THE STOCK ACQUISITION AGREEMENT, ENTITLED "PURCHASER'S INVESTMENT REPRESENTATIONS," AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.